UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

CINEMARK HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway
Plano, Texas		75093
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 665-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $.001	CNK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On May 15, 2025, we held our Annual Meeting of Stockholders.

(b) Stockholders voted on the matters set forth below.

1. The nominees for election to the Company’s Board of Directors set forth in Item 1 to the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 2, 2025, were elected to hold office until the Company’s 2028 annual meeting of stockholders, based upon the following votes:

Nominee	For	Withhold	Broker Non Vote
Benjamin Chereskin	90,459,674	2,746,112	4,666,919
Kevin Mitchell	87,856,990	5,348,796	4,666,919
Raymond Syufy	85,319,228	7,886,558	4,666,919
Sean Gamble	91,269,356	1,936,430	4,666,919

2. The proposal to approve, on an advisory basis, the 2024 compensation of the Company’s Named Executive Officers was approved based on the following votes:

For	Against	Abstain	Broker Non Vote
92,120,507	933,110	152,169	4,666,919

3. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was approved based upon the following votes:

For	Against	Abstain
95,347,135	2,404,581	120,989

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

Date:	May 20, 2025	By:	/s/ Michael D. Cavalier
Name: Michael D. Cavalier Title: Executive Vice President - General Counsel & Business Affairs